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                                                               Exhibit 10.(a)(i)

                    SECOND AMENDMENT TO RESIDENTIAL MORTGAGE
                     LOAN PURCHASE AND WARRANTIES AGREEMENT

      This Second Amendment to the Residential Mortgage Loan Purchase and Warranties Agreement ("Second Amendment") is made and entered into effective as of the _______ day of August, 1999, by and between People's Bank of California, a federal savings bank ("Seller"), and People's Preferred Capital Corporation, a Maryland corporation ("Purchaser").

                              W I T N E S S E T H:

      WHEREAS, the Seller and the Purchaser entered into a Residential Mortgage Loan Purchase and Warranties Agreement, dated as of October 3, 1997 ("Purchase Agreement"), whereby the Seller agreed to sell and the Purchaser agreed to purchase certain Mortgage Loans (as defined in the Purchase Agreement) from time to time, on a servicing retained basis;

      WHEREAS, the Purchase Agreement was modified pursuant to an amendment effective as of June 2, 1998 (the "First Amendment"), whereby the parties agreed that the Seller, rather than Temple - Inland Mortgage Corporation, would act as the servicer with respect to certain specified Mortgage Loans as well as with respect to Mortgage Loans which the Seller may thereafter sell to the Purchaser and which are designated to be serviced by the Seller;

      WHEREAS, in order to more formally provide for the Seller to conduct itself as a servicer of Mortgage Loans for the Purchaser, the Seller and the Purchaser have as of the date of this Second Amendment entered into a Residential Servicing Agreement; and

      WHEREAS, in order to conform the terms of the Purchase Agreement and the terms of the Residential Servicing Agreement, the parties hereto deem it appropriate to enter into this Second Amendment.

      NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser hereby agree as follows:

      1. The introductory paragraph to Section 1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

            For purposes of this Agreement and any Commitment Letter (as defined herein), the following capitalized terms shall have the respective meanings set forth below. Other capitalized terms used in this Agreement and not defined herein shall have the respective meanings set forth in the Residential Servicing Agreement.
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      2. The defined terms "Independent Directors", "Residential Servicing
Agreement" and "Servicer" set forth in the Purchase Agreement are deleted in their entirety and replaced with the following:

            "Independent Directors" means the members of the Board of Directors of the Purchaser who are not current employees or officers of the Purchaser or current employees, officers or directors of the Seller or any affiliate of the Seller. In addition, any members of the Board of Directors of the Purchaser elected by holders of the preferred stock of the Purchaser, including but not limited to the Series A Preferred Shares and the Series B Preferred Shares, will be deemed to be "Independent Directors" for purposes of approving actions requiring the approval of a majority of the Independent Directors.

            "Residential Servicing Agreement" means as the context requires, either (i) the Assignment, Assumption and Recognition Agreement, attached as Exhibit B to the Agreement, entered into on October 3, 1997 by the Seller, the Purchaser and Temple-Inland Mortgage Corporation, as servicer, providing for Temple-Inland Mortgage Corporation to service certain Mortgage Loans for the Purchaser as specified by the Assignment, Assumption and Recognition Agreement or (ii) the agreement, attached as Annex A to the Second Amendment, to be entered into by the Purchaser and the Seller to service Mortgage Loans as specified by such agreement.

            "Servicer" means as the context requires, either (i) Temple-Inland Mortgage Corporation or (ii) the Seller.

      3. The following defined term is added to the Purchase Agreement:

            "Series B Preferred Shares" means the ____% Noncumulative Exchangeable Preferred Stock, Series B, par value $.01 per share, of the Purchaser.

      4. Subsection 8.2(f) of the Purchase Agreement is deleted in its entirety and replaced with the following:

            (f) HAZARD INSURANCE. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are set forth in the Residential Servicing Agreement. If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration, which policy conforms to FNMA, as well as all additional requirements set forth in the Residential Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums


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      thereon have been paid. The Mortgage for each Mortgage Loan obligates the
      Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. To the best knowledge of the Seller, the hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or could result in the exclusion from, denial of, or defense to coverage under any hazard insurance policy. The Seller has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

      5. Section 21 of the Purchase Agreement is deleted in its entirety and replaced with the following:

            This Agreement (including the Schedules and Exhibits annexed hereto or referred to herein) and any Commitment Letter duly executed by the parties hereto contain the entire agreement between the parties with respect to the transactions contemplated hereby and supersede all prior agreements, written or oral, with respect thereto. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the authorized representatives of the parties hereto, provided, however, that as long as any shares of preferred stock of the Purchaser, including but not limited to the Series A Preferred Shares or Series B Preferred Shares, remain outstanding, no material amendment to or modification or alteration of this Agreement may be entered into or approved by the Purchaser without the approval of a majority of the Independent Directors.

      6. With respect to a Commitment Letter (as defined in the Purchase Agreement) entered into subsequent to the date of this Second Amendment, paragraph 3 of the First Amendment is of no force or effect.

      Except as expressly set forth in this Second Amendment, the terms and conditions of the Purchase Agreement and the First Amendment shall remain unchanged and in full force and effect.


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      IN WITNESS WHEREOF, the parties have executed this Second Amendment under seal as of the date and year first above written.

                                    PEOPLE'S PREFERRED CAPITAL
                                    CORPORATION


                                    By:     ______________________________
                                    Name:   ______________________________
                                    Title:  ______________________________


                                    PEOPLE'S BANK OF CALIFORNIA


                                    By:     ______________________________
                                    Name:   ______________________________
                                    Title:  ______________________________


                                    By:     ______________________________
                                    Name:   ______________________________
                                    Title:  ______________________________


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